Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-282399, No. 333-282399-01 and No. 333-282399-02) on Form S-3 and (No. 333-276820, No. 333-262371, No. 333-236196, No. 333-222927, No. 333-210973, No. 333-188134, No. 333-164737 and No. 333-65376-99) on Form S-8 of our report dated October 10, 2025, with respect to the financial statements of the Amended and Restated Accenture plc 2010 Employee Share Purchase Plan.

/s/ KPMG LLP
Chicago, Illinois
October 10, 2025